UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

Russ Berrie and Company, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On April 1, 2009, Russ Berrie and Company, Inc. (the “Company”) issued a press release (the “Release”) announcing, among other things, financial results for the quarter and year ended December 31, 2008. Attached hereto as Exhibit 99.1 is a copy of the press release.

Also on April 1, 2009, the Company hosted a conference call and webcast to discuss, among other things, its financial results for the quarter and year ended December 31, 2008. A copy of the transcript of the call and webcast (the “Transcript”) is attached hereto as Exhibit 99.2.

The Release and the Transcript include disclosure of certain financial measures for the years ended December 31, 2008 and 2007, both in accordance with United States generally accepted accounting principles (“GAAP”) and also on a non-GAAP basis. In particular, the following measures used in the Release and Transcript are non-GAAP financial measures:

•	“Aggregate net sales”; and

•	“Adjusted pre-tax income from continuing operations”.

Aggregate net sales combines the sales of the Company with those of the businesses of LaJobi and CoCaLo for the periods prior to their respective acquisitions by the Company. Adjusted pre-tax income from continuing operations excludes the special non-cash charges described below.

The special charges excluded from the full year of 2008 to arrive at Adjusted pre-tax income from continuing operations consist of an aggregate of $140.6 million related to the following items:

(i) a non-cash impairment charge of $130.2 million to goodwill, recorded in the fourth quarter and full year 2008 in “Impairment of goodwill and other intangibles”, as a result of the annual impairment testing process under SFAS 142, which we believe largely reflects the global economic downturn and turmoil in the equity markets;

(ii) a non-cash impairment charge of $6.7 million, recorded in the fourth quarter and full year 2008 in “Impairment of goodwill and other intangibles”, related to the reduced value of the Company’s Applause® trademark resulting from the sale of its gift business; and

(iii) a non-cash impairment charge of $3.7 million, recorded in the fourth quarter and full year 2008 in cost of goods sold, related to certain infant and juvenile trade names as a result of the annual impairment testing process under SFAS 142.

The special charges excluded from the full year of 2007 to arrive at Adjusted pre-tax income from continuing operations consist of an aggregate of $10.9 million related to the following items:

(i) an aggregate non-cash impairment charge of $10.0 million recorded in cost of goods sold in the third and fourth quarters of 2007 ($3.6 million and $6.4 million, respectively) related to Sassy’s MAM Agreement; and

(ii) a $940,000 charge recorded in selling, general and administrative expense in the fourth quarter of 2007 for the write-down of a note receivable related to a 2004 divestiture.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. However, the Company believes that the non-GAAP measures presented in the Release and Transcript are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations and cash resources generated from its business in a more meaningful and consistent manner (by excluding specific items which are not reflective of ongoing operating results) and provides an analysis of operating results using the same measures used by the Company’s chief operating decision makers to measure the performance of the Company. These non-GAAP financial measures result largely from our management’s determination that the facts and circumstances surrounding the excluded charges are not indicative of the ordinary course of the ongoing operation of our business. As a result, the non-GAAP financial measures presented by us in the Release and Transcript may not be comparable to similarly titled measures reported by other companies, and are included only as supplementary measures of financial performance. This data is furnished to provide additional information and should not be considered in isolation as a substitute for measures of performance prepared in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to the Release. Such reconciliations indicate the specific items included in, or excluded from, net sales and income/(loss) from continuing operations before income tax provision to arrive at the non-GAAP adjusted financial measures presented.

The information in this report (including Exhibit 99.1 and Exhibit 99.2) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press release of Russ Berrie and Company, Inc., dated April 1, 2009, announcing, among other things, financial results for the quarter and year ended December 31, 2008.

Exhibit 99.2	Transcript of conference call and webcast held on April 1, 2009, pertaining to, among other things, financial results for the quarter and year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2009	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ Marc S. Goldfarb

Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Russ Berrie and Company, Inc., dated April 1, 2009, announcing, among other things, financial results for the quarter and year ended December 31, 2008.

99.2	Transcript of Russ Berrie and Company, Inc. conference call and webcast held on April 1, 2009.

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